UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 23, 2017
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CARTER VALIDUS MISSION CRITICAL REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-54675	27-1550167
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4890 West Kennedy Blvd.
Suite 650
Tampa, Florida 33609
(Address of principal executive offices)
(813) 287-0101
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01    Entry into a Material Definitive Agreement.
Purchase and Sale Agreements
Chicago Data Center
On October 23, 2017 (the "Chicago Effective Date"), DC-505 Railroad Avenue, LLC (the "DC-505"), a wholly-owned subsidiary of Carter/Validus Operating Partnership, LP (the "Operating Partnership"), the operating partnership of Carter Validus Mission Critical REIT, Inc. (the "Company"), entered into a Purchase and Sale Agreement (the “Chicago Sale Agreement”) with Digital Northlake, LLC, a Delaware limited liability company and unaffiliated third party (the “Chicago Buyer”), for the sale of a 251,141 square foot data center located in the Chicago, Illinois metropolitan area (the "Chicago Data Center"). The Chicago Buyer is an affiliate of Digital Realty Trust, LP (NYSE: “DLR”). The sale price for the Chicago Data Center is approximately $315,000,000 ("Chicago Sale Price"). As a condition precedent to the effectiveness of the Chicago Sale Agreement, within two business days following the Chicago Effective Date, the Buyer shall deposit in escrow, by wire transfer of immediately available funds, a non-refundable (except as otherwise provided in the Chicago Sale Agreement) deposit of $5,000,000, which will be credited towards the Chicago Sale Price. The Chicago Sale Agreement contains customary representations, warranties, covenants and indemnities of DC-505 and the Chicago Buyer.
The Company currently anticipates that the consummation of the sale of the Chicago Data Center (the "Chicago Closing") will occur in the fourth quarter of 2017; provided, however, that there can be no assurance that the Chicago Closing will ultimately be completed. The Chicago Closing is subject to various conditions, including without limitation, the accuracy of representations and warranties, the receipt of a tenant estoppel certificate from the tenants occupying, in the aggregate, 85% of the leased and occupied rentable space in the Chicago Data Center, and the satisfaction of pre-closing covenant obligations of the parties. There can be no assurance that the closing conditions will be satisfied, or that defaults or other events will not delay or prevent the Chicago Closing. Further, there can be no assurance that the Chicago Closing will occur on the contemplated terms, or at all. The Chicago Closing is not conditioned on the Chicago Buyer's ability to obtain financing.
Should either party to the Chicago Sale Agreement fail to satisfy their respective conditions to closing as of the Chicago Closing Date, then the party in whose favor such condition is provided may elect to (i) terminate the Chicago Sale Agreement by delivery of written notice to the other party, or (ii) extend the Chicago Closing Date for up to 15 days to allow the other party to satisfy any unsatisfied condition.
The foregoing description of the Chicago Sale Agreement is qualified in its entirety by reference to the full text of the Chicago Sale Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
14-Data Center Property Portfolio
On October 24, 2017 (the “Mapletree Effective Date”), the Company, through (i) 13 wholly-owned subsidiaries of the Operating Partnership, and (ii) DC-180 Peachtree, LLC (as defined below) (collectively, the “Sellers”), entered into a Purchase and Sale Agreement (the “Mapletree Sale Agreement”) with various special purpose entities of an affiliate of Mapletree Investments Pte Ltd, a Singapore headquartered real estate investment company ("Mapletree") and Mapletree Industrial Trust, a Singapore Exchange listed real estate investment trust, which are unaffiliated with the Company (collectively, the “Buyers”), for the sale of a 14-property data center portfolio (the “Portfolio”). One of the data centers in the Portfolio is owned by DC-180 Peachtree, LLC, an indirect, partially owned subsidiary of the Operating Partnership. DC-180 Peachtree is a wholly-owned subsidiary of a joint venture arrangement that consists of two joint venture agreements between the Operating Partnership and three non-U.S. institutional investors (the “Joint Venture”). The Operating Partnership owns approximately 22%, and the three non-U.S. institutional investors own an aggregate of 78%, of the consolidated Joint Venture interests.
The gross sale price for the Portfolio is approximately $750,000,000, subject to prorations and adjustments as provided in the Mapletree Sale Agreement (the “Mapletree Sale Price”). As a condition precedent to the effectiveness of the Mapletree Sale Agreement, within five business days following the Mapletree Effective Date, Buyers shall deposit in escrow, by wire transfer of immediately available funds, a non-refundable (except as otherwise provided in the Sale Agreement) deposit of $37,500,000, which will be credited towards the Mapletree Sale Price. The Mapletree Sale Agreement contains customary representations, warranties, covenants and indemnities of the Sellers, the Operating Partnership, and the Buyers. The Company currently anticipates that the consummation of the sale of the Portfolio (the “Mapletree Closing”) will occur in the fourth quarter of 2017; however, there can be no assurance that the sale of the Portfolio will close, or that it will close on the expected schedule. The Mapletree Closing is subject to customary closing requirements and various conditions, including without limitation, the accuracy of representations and warranties; the receipt of either (i) a tenant estoppel certificate from the tenants occupying, in the aggregate, 100% of the leased and occupied rentable space in the Portfolio or (ii) a tenant estoppel certificate from tenants occupying, in the aggregate, at least 85% of the leased and occupied rentable space in the Portfolio and a landlord estoppel certificate for up to 15% of the leased and occupied rentable space from landlords of the tenants from which Sellers were unable to obtain tenant estoppel certificates; Sellers’ compliance with applicable bulk sales law; and the satisfaction of pre-

closing covenant obligations of the parties. There can be no assurance that the closing conditions will be satisfied, or that defaults or other events will not delay or prevent the Mapletree Closing. Further, there can be no assurance that the Mapletree Closing will occur on the contemplated terms, or at all.
If Buyers or Sellers, as applicable, are not in default under the Mapletree Sale Agreement, and a closing condition that benefits either the Buyers or Sellers is not satisfied or waived as of the Mapletree Closing (which may be extended in certain circumstances under the Mapletree Sale Agreement), then the applicable party may, at its election and as its sole and exclusive remedy, elect to terminate the Mapletree Sale Agreement. In addition to any other extension rights Buyers may have in the Mapletree Sale Agreement, if Buyers are not in default under the Mapletree Sale Agreement, and a closing condition that benefits Buyers is not satisfied or waived as of the Mapletree Closing, Buyers shall have the right to extend the Mapletree Closing one or more times to a date that as reasonably determined by Buyers is not later than six months following the Mapletree Effective Date.
The Mapletree Sale Agreement provides that, no less than one business day prior the Mapletree Closing, the Sellers and Buyers shall deliver, or cause to be delivered, into escrow pending the Mapletree Closing, (i) an executed Asset Management Agreement and (ii) an executed Property Management and Leasing Agreement (collectively, the "Services Agreements"), each by and between an applicable affiliate of Carter/Validus Advisors, LLC (the “Advisor”), the Company’s affiliated external advisor, and the applicable affiliate(s) of Mapletree, pursuant to which affiliates of the Advisor will provide certain asset management and property management and leasing services with respect to the Portfolio. The affiliates of the Advisor will receive negotiated asset management fees, property management fees and leasing fees pursuant to the Services Agreements. As of October 24, 2017, the Services Agreements have not been executed.
The foregoing description of the Mapletree Sale Agreement is qualified in its entirety by reference to the full text of the Mapletree Sale Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

10.1*	Purchase and Sale Agreement, dated October 23, 2017, by and between DC-505 North Railroad Avenue, LLC and Digital Northlake, LLC.
10.2*	Purchase and Sale Agreement, dated October 24, 2017, by and between the entities set forth on on the signature page Purchase and Sale Agreement.
* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER VALIDUS MISSION CRITICAL REIT, INC.

Dated: October 24, 2017	By:	/s/ Todd M. Sakow
	Name:	Todd M. Sakow
	Title:	Chief Financial Officer